As filed with the Securities and Exchange Commission on June 8, 2023

Registration No. 333-249645

Registration No. 333-255201

Registration No. 333-268035

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-249645

REGISTRATION STATEMENT NO. 333-255201

REGISTRATION STATEMENT NO. 333-268035

UNDER

THE SECURITIES ACT OF 1933

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3039831
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4819 Emperor Boulevard, Suite 340

Durham, NC 27703

(650) 410-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shinji Nitanda

Secretary

Satsuma Pharmaceuticals, Inc.

4819 Emperor Boulevard, Suite 340

Durham, NC 27703

(650) 410-3200

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert T. Ishii

Ian B. Edvalson

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza, Spear Tower, Suite 3300

San Francisco, CA 94105-1126

Telephone: (415)-947-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not applicable

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		Emerging growth company	☒

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by Satsuma Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-249645 on Form S-3, filed on October 23, 2020.

•	Registration Statement No. 333-255201 on Form S-3, filed on April 13, 2021.

•	Registration Statement No. 333-268035 on Form S-3, filed on October 28, 2022.

On June 8, 2023, Shin Nippon Biomedical Laboratories, Ltd., a Japanese corporation (“Parent”), completed its acquisition of the Company. Pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023, by and among Parent, SNBL23 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration, by means of a post-effective amendment, any and all securities of the Company registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kagoshima, Japan. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Satsuma Pharmaceuticals, Inc.

Date: June 8, 2023	By:	/s/ Shinji Nitanda
Shinji Nitanda
Secretary